Exibit 99.1

                         August 6, 2002


Via EDGAR

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington D.C.

RE:  Graham Corporation
     For the Quarterly Period ending June 30, 2002

Ladies and Gentlemen:

     Transmitted herewith are written statements pursuant to 18
U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 to accompany the above-captioned periodic report.

                              Very truly yours,
                              Graham Corporation


                              By: /s/ William A. Smith, Jr.
                              ----------------------------------
                              William A. Smith, Jr.
                              Vice President and General Counsel